Exhibit 99.1

KARTOON STUDIOS ANNOUNCES MAJOR EXPANSION OF STAN LEE BUSINESS WITH LAUNCH OF DEDICATED STAN LEE STORE

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Beverly Hills, California – April 10, 2024: Kartoon Studios (NYSE AMERICAN:TOON), the controlling partner of “Stan Lee Universe, LLC,” launches a new dedicated Stan Lee storefront on Amazon, powered by Meteor.

The Stan Lee storefront offers a collection of branded apparel and merchandise with graphics paying tribute to the “godfather of comics.” The new Stan Lee storefront is one way the brand continues to engage its digital community of fans.

“The launch of our first Stan Lee dedicated storefront with Amazon and Meteor is game-changing for our brand because it offers an incredible, far- reaching, and trusted ecommerce store to provide Stan’s legion of tens of millions of devoted fans globally, access for the first time to Stan Lee merchandise,” stated Andy Heyward, Chairman & CEO of Kartoon Studios. “We are also providing the framework for recurring revenue and growth opportunities. We look forward to building an engaged community and growing Stan Lee Universe both in the U.S. and globally.”

“We are honored to bring our 20 years of experience in building fan engagement through merchandise and digital content to create an innovative experience for Stan Lee fans,” said Daniel Kim, Founder of Meteor. “As a lifelong comic book nerd, this project is truly a dream come true to honor one of the greatest creative visionaries of all time!”

“Stan Lee’s popularity and fan base continues to grow with new generations of fans discovering his talent and magic, and we will continue to create opportunities for fans to engage whether it be through the Amazon storefront or new products and experiences we have in the pipeline,” stated Lloyd Mintz, SVP of Global Consumer Products, Kartoon Studios.

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About Stan Lee

Known by his signature phrase “Excelsior!”, Stan Lee is one of the most prolific and legendary creators of all time. As Marvel's editor-in-chief, Stan "The Man" Lee helped build a universe of interlocking continuity, one where fans felt as if they could turn a street corner and run into a superhero from Spider-Man to the Fantastic Four, Thor, Iron Man, the Hulk, the X-Men, and more. Stan went on to become Marvel’s editorial director and publisher in 1972 and was eventually named chairman emeritus. He was the co-creator of characters appearing in 4 of the top 10 box office movies of all time, which featured Spider-Man, Iron Man, the Hulk, Thor, Guardians of the Galaxy, Black Panther, and of course the Avengers, accounting for billions of dollars of revenue for Marvel and the Walt Disney Company.

Among Stan’s many awards are the National Medal of Arts, awarded by President Bush in 2008, and the Disney Legends Award, received in 2017. He was also inducted into the comic industry’s Will Eisner Award Hall of Fame and Jack Kirby Hall of Fame.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. television market and international expansion underway with launches in key markets around the world, including Germany, Malaysia, India, Africa and Sub-Sahara Africa, Australia, New Zealand, Philippines, and Maldives. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs. Frederator Network owns and operates the largest global animation network on YouTube, with channels featuring over 2,000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

About Meteor
Meteor builds “physical to digital powered communities”. These blended reality experiences are an exciting new way for brands and creators to engage with their biggest fans. For more information, visit https://meteor.land

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward- looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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